                                                                    EXHIBIT 15.1





[Price Waterhouse LLP letterhead]




October 14, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that ENSCO International Incorporated has included our reports dated April 28, 1997, and July 28, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about October 14, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/    Price Waterhouse LLP